UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 2, 2012

WORTHINGTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Highway 50, Suite 2, Lake Village Professional Building, Stateline, NV 89449
Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

What Happened Financing

On March 2, 2012, Worthington Energy, Inc., the (“Company”) entered into a Subscription Agreement with What Happened LLC, an accredited investor (“WH LLC”), providing for the sale by the Company to WH LLC of (i) an 8% convertible debenture in the principal amount of $10,000 (the “WH Debenture”) and (ii) a common stock purchase warrant to purchase 100,000 shares of the Company’s common stock (“Common Stock”) (the “WH Warrant”).

The WH Debenture matures on September 2, 2012 (the “WH Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the WH Maturity Date. WH LLC is permitted to convert the outstanding principal and accrued interest on the WH Debenture into Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

The WH Warrant has an exercise price of $0.15 per share of Common Stock and will be exercisable until December 31, 2016.  The WH Warrant can be exercised on a cashless basis.

WH LLC agreed to restrict its ability to convert the WH Debenture and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by WH LLC in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

Asher Financing

On March 5, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc., an accredited investor (“Asher”), providing for the sale by the Company to Asher of an 8% convertible debenture in the principal amount of $30,000 (the “Asher Debenture”).

The Asher Debenture matures on December 7, 2012 (the “Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the Maturity Date.

Asher is permitted to convert, starting on September 1, 2012, the outstanding principal and accrued interest on the Asher Debenture into shares of Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

Asher agreed to restrict its ability to convert the Asher Debenture and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by Asher in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

D Bar Leasing Agreement

On April 26, 2012, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with D Bar Leasing Inc. (“D Bar”).

Pursuant to the terms of the Agreement, at closing, the Company will purchase from D Bar, all rights, title and interest that D Bar owns in certain wells in the State of Texas (the “Assets”) in exchange for $3,500,000 and the issuance of 2.5 million shares of the Company’s common stock.  In addition, D Bar shall retain a 15% carried interest in the Assets and the Company shall be committed to spending approximately $1.1 million on work-over operations on the Assets.

The closing of the Agreement is subject to the satisfaction of customary closing conditions, as well as the following closing conditions, among others:

·	Each of the Company and D Bar shall have performed and complied with all terms of the Agreement required to be performed or complied with by it at or prior to closing;
·	All consents, approvals and authorizations of assignments related to the purchase of the Assets have been completed;
·	The representations and warranties made by each party shall be true and correct in all material respects on the closing date and on the date the Agreement was executed;
·	The satisfaction of the due diligence to be performed by the Company on certain matters, including with specific reference D-Bar’s title to the Assets being sold; and
·	The Company shall have obtained the necessary financing to complete the transaction.

The closing of the Agreement is to be on or before June 10, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement“ - “What Happened Financing” and Item 1.01 - “Entry into a Material Definitive Agreement“ - “Asher Financing” above, which descriptions are in their entirety incorporated by reference to these Items 2.03 and 3.02 of this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anthony Mason

Effective April 26, 2012, the Board of Directors of the Company appointed Anthony Mason as the Company’s Chief Executive Officer and President.

Since February 2011, Mr. Mason has been the President of Black Cat Exploration & Production, LLC (“Black Cat”), a Houston, Texas-based oil and gas exploration company.  In March 2012, the Company acquired oil and gas leases from Black Cat.  Between 2005 and December 2008, Mr. Mason was a managing partner of Berkeley Square Equity Partners, LLP, a United Kingdom based private equity firm. Between 2003 and January 2008, Mr. Mason was the Chief Executive Officer of Meridian Petroleum, PlC., a United Kingdom publicly traded oil and gas exploration company.  Between 1987 and 2003, Mr. Mason was an investment banker, specializing in oil and gas companies.  Between 1974 and 1987, Mr. Mason was a member of the British Army, where he achieved the ranking of Major.

Effective April 26, 2012, the Company entered into an employment agreement (the “Mason Agreement”) with Mr. Mason to serve as Chief Executive Officer and President.  The Mason Agreement has an initial term until December 31, 2015, and automatically renews for additional one year terms unless either party provides 60 days prior written notice of such party’s intention to terminate the Mason Agreement.  The Company may terminate the Mason Agreement (i) at any time for cause or (ii) upon six months prior written notice without cause and a severance payment of one year of base salary.  Mr. Mason may terminate the Mason Agreement at any time upon four months prior written notice.

The initial base salary under the Mason Agreement is $240,000 per annum, which shall be increased when the Company achieves production of certain barrel of oil equivalent per day (“BOEPD”) as follows:

Base Salary (per annum)	BOEPD

$300,000	500
$420,000	2,000
$540,000	4,000

Furthermore, upon the Company achieving 500 BOEPD, Mr. Mason shall be entitled to use of a Company-leased Jaguar XJ or other comparable lease.  Mr. Mason shall also receive stock options to purchase 3,000,000 shares of the Company’s common stock, with 750,000 of the options vesting on the first anniversary and 62,500 of the options vesting each month thereafter for a period of 36 months. In addition, Mr. Mason is entitled to participate in any and all benefit plans, from time to time, in effect for the Company’s employees, along with vacation, sick and holiday pay in accordance with its policies established and in effect from time to time.

Resignation of Charles F. Volk, Jr.

Effective April 26, 2012, Charles F. Volk, Jr. resigned as the Company’s Chief Executive Officer and President.  Mr. Volk remains as the Company’s Chairman of the Board of Directors.

ITEM 8.01    Other Events.

On April 26, 2012, the Company issued a corrected press release relating to the appointment of Mr. Mason, as discussed in Item 5.02 above. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Subscription Agreement, dated as of March 2, 2012, by and between Worthington Energy, Inc. and What Happened LLC

10.02	Form of Convertible Promissory Note, issued March 2, 2012 to What Happened LLC

10.03	Form of Common Stock Purchase Warrant, issued March 2, 2012 to What Happened LLC

10.04	Securities Purchase Agreement, dated as of March 5, 2012, by and between Worthington Energy, Inc. and Asher Enterprises, Inc.

10.05	Form of Convertible Promissory Note, issued March 5, 2012 to Asher Enterprises, Inc.

10.06	Purchase and Sale Agreement, between Worthington Energy, Inc. and D Bar Leasing Inc., dated April 26, 2012.

10.07	Employment Agreement, between Worthington Energy, Inc. and Anthony Mason, dated April 26, 2012.

99.01	Press Release, issued by Worthington Energy, Inc. on April 26, 2012.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date: April 27, 2012	By: /s/ ANTHONY MASON
Anthony Mason
Chief Executive Officer